------------------------------------------------------------------------------------------------------------------------------------
   Lehman ABS Corporation                                              Date of Report:             1/09/97
   Banc One Home Equity Loan Trust 1996-A                              Time of Report:             8:08 AM         Page 11
   P & S Agreement Date:                    June 7, 1996
   Original Settlement Date:                June 27, 1996
   Series Number of Certificates:
   Original Collateral Sale Balance         $236,909,705.69

====================================================================================================================================

   Statement to Certificateholders (Page 1 of 2)
   ---------------------------------------------
   Distribution Date:                                                                                                     1/15/97
                                                                                                                          -------
     INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

   A.INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

     Investor Certificate Interest Distributed                                                                           4.421490
     Investor Certificate Interest Shortfall Distributed                                                                 0.000000
     Remaining Unpaid Investor Certificate Interest Shortfall                                                            0.000000

     Managed Amortization Period ? (Yes=1; No=0)                                                                                1
     Investors Certificate Principal Distributed                                                                        12.371357
       Principal Distribution Amount                                                                                    12.371357
         Maximum Principal Payment                                                                                      25.317455
         Alternative Principal Payment                                                                                  12.371357
         Principal Collections less Additional Balances                                                                 12.371357
       Investor Loss Amount Distributed to Investors                                                                     0.000000
       Accelerated Principal Distribution Amount                                                                         0.000000
       Credit Enhancement Draw Amount                                                                                        0.00

     Total Amount Distributed to Certificateholders (P & I)                                                             16.792847

   B.INVESTOR CERTIFICATE PRINCIPAL BALANCE

     Beginning Investor Certificate Balance                                                                        212,187,858.07
     Ending Investor Certificate Balance                                                                           209,315,587.84
     Beginning Invested Amount                                                                                     213,372,406.60
     Ending Invested Amount                                                                                        210,500,136.37
     Investor Certificateholder Floating Allocation Percentage                                                           97.8276%
     Pool Factor                                                                                                        0.9015579
     Liquidation Loss Amount for Liquidated Loans                                                                            0.00
     Unreimbursed Liquidation Loss Amount                                                                                    0.00

   C.POOL INFORMATION

     Beginning Pool Balance                                                                                        218,110,600.71
     Ending Pool Balance                                                                                           215,238,330.48
     Servicing Fee                                                                                                     118,143.24

   D.INVESTOR CERTIFICATE RATE

     Investor Certificate Rate                                                                                          5.805470%
     LIBOR Rate                                                                                                         5.605470%
     Maximum Rate                                                                                                       8.170915%

   E.DELINQUENCY & REO STATUS

     Delinquent 30-59 days
       No. of Accounts                                                                                                        106
       Trust Balances                                                                                                4,012,737.24
     Delinquent 60-89 days
       No. of Accounts                                                                                                         19
       Trust Balances                                                                                                  737,889.73
     Delinquent 90+ days
       No. of Accounts                                                                                                         24
       Trust Balances                                                                                                  920,399.87
     Delinquent 9+ Months
       No. of Accounts                                                                                                          0
       Trust Balances                                                                                                           0
     REO
       No. of Accounts                                                                                                          0
       Trust Balances                                                                                                        0.00

====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
   Lehman ABS Corporation                                              Date of Report:             1/09/97
   Banc One Home Equity Loan Trust 1996-A                              Time of Report:             8:08 AM         Page 12
   P & S Agreement Date:                    June 7, 1996
   Original Settlement Date:                June 27, 1996
   Series Number of Certificates:
   Original Collateral Sale Balance         $236,909,705.69

====================================================================================================================================

   Statement to Certificateholders (Page 2 of 2)

   Distribution Date:                                                                                                     1/15/97
                                                                                                                          -------











     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of January, 1997


            Bank One, Columbus
            as Servicer

           /s/ John Jaeger
           ------------------------------------------------------
            John Jaeger
            Controller









     Distribution List:
     ------------------

        Barbara Grosse - First National Bank of Chicago
        Aadit Seshasayee - Lehman Brothers
        Paul Marsilo - Lehman Brothers
====================================================================================================================================
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